News Release

BNY MELLON REPORTS SECOND QUARTER 2022 EARNINGS OF
$835 MILLION OR $1.03 PER COMMON SHARE

Revenue up 7%	EPS down 9% (a)	ROE 9% ROTCE 19% (b)	CET1 10.0% Tier 1 leverage 5.2%
(a)    Notable items related to increased litigation reserves reduced EPS by $0.12.

NEW YORK, July 15, 2022 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE: BK) today reported:

				2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Net income applicable to common shareholders (in millions)	$835	$699	$991	19%	(16)%
Diluted earnings per common share (c)	$1.03	$0.86	$1.13	20%	(9)%
(c)    Includes impact of notable items of $(0.12) per share in 2Q22, $(0.08) per share in 1Q22 and $0.00 per share in 2Q21.

Second Quarter Results
Total revenue of $4.3 billion, increased 7%
•Fee revenue increased 4%
•Net interest revenue increased 28%

Provision for credit losses of $47 million compared with a provision benefit of $86 million in 2Q21

Total noninterest expense of $3.1 billion, increased 12%;
includes 4% increase driven by litigation reserves

AUC/A of $43.0 trillion, decreased 4% primarily driven by market values
AUM of $1.9 trillion, decreased 17% primarily driven by market values

Securities Services
•Total revenue increased 12%
•Income before taxes decreased 24%; includes 40% reduction due to higher litigation reserves and provision for credit losses
•Pre-tax operating margin of 17%; or 21% excluding higher litigation reserves (b)

Market and Wealth Services
•Total revenue increased 10%
•Income before taxes increased 9%
•Pre-tax operating margin of 46%

Investment and Wealth Management
•Total revenue decreased 10%
•Income before taxes decreased 36%
•Pre-tax operating margin of 23%; adjusted pre-tax operating margin – Non-GAAP of 26% (b)

CEO Commentary
Todd Gibbons, Chief Executive Officer, commented, “Our second quarter results once again demonstrated the strength and resilience of our business model, and we are pleased that our Board of Directors approved an increase of the quarterly cash dividend on our common shares by 9% to $0.37 per share.”

Mr. Gibbons added, “It has been an honor serving BNY Mellon over the last 36 years and I retire at the end of August confident that the company is in great hands.”

Robin Vince, President and CEO-elect, said, “On behalf of the company, I would like to thank Todd for the contributions he has made to our firm throughout the years, and more recently for working so closely with me during this transition.”

Mr. Vince commented on the financial results, “Reported revenue of $4.3 billion was up 7% year-over-year. Our results reflect the benefit of higher interest rates, the strength of our diversified platform, and our exceptional client franchise. We continued to see good sales momentum across most of our businesses, and healthy client volumes tempered the impact of lower market values. We deeply appreciate our employees’ commitment in these more volatile markets. Our clients clearly value our resilience, the quality of our services and insights, and the trusted relationship that they have with BNY Mellon.”

Media Relations: Garrett Marquis (949) 683-1503	Investor Relations: Marius Merz (212) 298-1480
(b) For information on these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP financial measures” on page 10.
Note: Above comparisons are 2Q22 vs. 2Q21, unless otherwise noted.

BNY Mellon 2Q22 Earnings Release
CONSOLIDATED FINANCIAL HIGHLIGHTS

(in millions, except per share amounts and unless otherwise noted; not meaningful - N/M)				2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Fee revenue	$3,339	$3,158	$3,224	6%	4%
Investment and other revenue	91	70	91	N/M	N/M
Total fee and other revenue	3,430	3,228	3,315	6	3
Net interest revenue	824	698	645	18	28
Total revenue	4,254	3,926	3,960	8	7
Provision for credit losses	47	2	(86)	N/M	N/M
Noninterest expense	3,112	3,006	2,778	4	12
Income before income taxes	1,095	918	1,268	19	(14)
Provision for income taxes	231	153	241	51	(4)
Net income	$864	$765	$1,027	13%	(16)%
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$835	$699	$991	19%	(16)%

Operating leverage (a)	483	bps	(460)	bps

Diluted earnings per common share	$1.03	$0.86	$1.13	20%	(9)%
Average common shares and equivalents outstanding - diluted (in thousands)	813,590	813,986	873,475
Pre-tax operating margin	26%	23%	32%
(a)    Operating leverage is the rate of increase (decrease) in total revenue less the rate of increase (decrease) in total noninterest expense.
bps – basis points.

KEY DRIVERS (comparisons are 2Q22 vs. 2Q21, unless otherwise stated)

•Total revenue increased 7%, primarily reflecting:
•Fee revenue increased 4%, primarily reflecting lower money market fee waivers, higher client activity and higher foreign exchange revenue, partially offset by the unfavorable impact of a stronger U.S. dollar, lower market values and the impact of lost business in the prior year in both Pershing and Corporate Trust.
•Investment and other revenue was unchanged primarily reflecting higher strategic equity investment gains, offset by lower seed capital results.
•Net interest revenue increased 28%, primarily reflecting higher interest rates on interest-earning assets and a change in asset mix, partially offset by higher funding expense and lower interest-earning assets.
•Provision for credit losses was $47 million compared with a benefit of $86 million primarily reflecting changes in the macroeconomic forecast.
•Noninterest expense increased 12%, including 4% increase due to higher litigation reserves. The remainder of the increase primarily reflects higher investments in growth, infrastructure and efficiency initiatives and higher revenue-related expenses, including the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar.
•Effective tax rate of 21.1%, includes ~1.5% impact due to increase in litigation reserves.

Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)
•AUC/A of $43.0 trillion, decreased 4%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by client inflows and net new business.
•AUM of $1.9 trillion, decreased 17%, primarily reflecting lower market values and the unfavorable impact of a stronger U.S. dollar, partially offset by net inflows.

Capital and liquidity
•Dividends of $279 million to common shareholders (including dividend-equivalents on share-based awards).
•Return on common equity (“ROE”) – 9%; Return on tangible common equity (“ROTCE”) – 19% (b).
•Common Equity Tier 1 (“CET1”) ratio – 10.0%.
•Tier 1 leverage ratio – 5.2%.
•Average liquidity coverage ratio (“LCR”) – 111%.
•Total Loss Absorbing Capacity (“TLAC”) ratios exceed minimum requirements.

(b)    See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for additional information.
Note: Throughout this document, sequential growth rates are unannualized.

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BNY Mellon 2Q22 Earnings Release
SECURITIES SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)					2Q22 vs.
	2Q22		1Q22	2Q21	1Q22	2Q21
Investment services fees:
Asset Servicing	$995		$999	$960	—%	4%
Issuer Services	309		141	281	119	10
Total investment services fees	1,304		1,140	1,241	14	5
Foreign exchange revenue	155		148	129	5	20
Other fees (a)	54		41	25	32	116
Total fee revenue	1,513		1,329	1,395	14	8
Investment and other revenue	36		74	38	N/M	N/M
Total fee and other revenue	1,549		1,403	1,433	10	8
Net interest revenue	457		377	354	21	29
Total revenue	2,006		1,780	1,787	13	12
Provision for credit losses	13		(10)	(58)	N/M	N/M
Noninterest expense	1,656		1,510	1,400	10	18
Income before taxes	$337		$280	$445	20%	(24)%

Total revenue by line of business:
Asset Servicing	$1,534		$1,512	$1,382	1%	11%
Issuer Services	472		268	405	76	17
Total revenue by line of business	$2,006		$1,780	$1,787	13%	12%

Pre-tax operating margin	17%	(b)	16%	25%

Securities lending revenue (c)	$45		$39	$42	15%	7%

Metrics:
Average loans	$11,386		$10,150	$8,485	12%	34%
Average deposits	$191,191		$192,156	$203,147	(1)%	(6)%

AUC/A at period end (in trillions) (current period is preliminary) (d)	$31.0		$33.7	$33.7	(8)%	(8)%
Market value of securities on loan at period end (in billions) (e)	$441		$449	$456	(2)%	(3)%
(a)    Other fees primarily include financing-related fees.
(b)    Excluding higher litigation reserves, adjusted pre-tax operating margin was 21% (Non-GAAP). See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
(c)    Included in investment services fees in the Asset Servicing business.
(d)    Consists of AUC/A primarily from the Asset Servicing business and, to a lesser extent, the Issuer Services business. Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.5 trillion at June 30, 2022 and $1.7 trillion at March 31, 2022 and June 30, 2021.
(e)    Represents the total amount of securities on loan in our agency securities lending program. Excludes securities for which BNY Mellon acts as agent on behalf of CIBC Mellon clients, which totaled $70 billion at June 30, 2022, $78 billion at March 31, 2022 and $63 billion at June 30, 2021.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Asset Servicing – The year-over-year increase primarily reflects higher net interest revenue, lower money market fee waivers, higher foreign exchange revenue and client activity, partially offset by the unfavorable impact of a stronger U.S. dollar and lower market values. The sequential increase was impacted by the same factors and was partially offset by a gain on a strategic equity investment recorded in 1Q22.
•Issuer Services – The year-over-year increase primarily reflects higher net interest revenue in Corporate Trust, higher Depositary Receipts revenue and lower money market fee waivers, partially offset by the impact of lost business in the prior year in Corporate Trust. The sequential increase primarily reflects the accelerated amortization of deferred costs for depositary receipts services related to Russia recorded in 1Q22, higher Depositary Receipts revenue, higher net interest revenue in Corporate Trust and lower money market fee waivers.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, litigation reserves and revenue-related expenses, including the impact of inflation, partially offset by the favorable impact of a stronger U.S. dollar. The sequential increase primarily reflects higher litigation reserves.

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BNY Mellon 2Q22 Earnings Release
MARKET AND WEALTH SERVICES BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Investment services fees:
Pershing	$479	$433	$439	11%	9%
Treasury Services	176	170	160	4	10
Clearance and Collateral Management	240	243	228	(1)	5
Total investment services fees	895	846	827	6	8
Foreign exchange revenue	22	26	23	(15)	(4)
Other fees (a)	46	34	32	35	44
Total fee revenue	963	906	882	6	9
Investment and other revenue	11	—	21	N/M	N/M
Total fee and other revenue	974	906	903	8	8
Net interest revenue	340	296	289	15	18
Total revenue	1,314	1,202	1,192	9	10
Provision for credit losses	4	(2)	(19)	N/M	N/M
Noninterest expense	702	708	652	(1)	8
Income before taxes	$608	$496	$559	23%	9%

Total revenue by line of business:
Pershing	$636	$570	$590	12%	8%
Treasury Services	373	338	319	10	17
Clearance and Collateral Management	305	294	283	4	8
Total revenue by line of business	$1,314	$1,202	$1,192	9%	10%

Pre-tax operating margin	46%	41%	47%

Metrics:
Average loans	$42,391	$42,113	$38,360	1%	11%
Average deposits	$94,716	$95,704	$102,896	(1)%	(8)%

AUC/A at period end (in trillions) (current period is preliminary) (b)	$11.8	$11.6	$11.1	2%	6%
(a)    Other fees primarily include financing-related fees.
(b)    Consists of AUC/A from the Clearance and Collateral Management and Pershing lines of business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Pershing – The year-over-year increase primarily reflects lower money market fee waivers and higher transaction activity, partially offset by the impact of prior year lost business. The sequential increase primarily reflects lower money market fee waivers, partially offset by lower equity markets and lower transaction activity.
•Treasury Services – The year-over-year increase primarily reflects higher net interest revenue, lower money market fee waivers and higher payment volumes. The sequential increase primarily reflects higher net interest revenue and lower money market fee waivers.
•Clearance and Collateral Management – The year-over-year increase primarily reflects higher net interest revenue and clearance volumes. The sequential increase primarily reflects higher net interest revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth, infrastructure and efficiency initiatives, including the impact of inflation. The sequential decrease primarily reflects lower staff expense.

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BNY Mellon 2Q22 Earnings Release
INVESTMENT AND WEALTH MANAGEMENT BUSINESS SEGMENT HIGHLIGHTS

(dollars in millions, unless otherwise noted; not meaningful - N/M)				2Q22 vs.
	2Q22	1Q22	2Q21	1Q22	2Q21
Investment management fees	$825	$848	$876	(3)%	(6)%
Performance fees	5	34	14	N/M	(64)
Investment management and performance fees	830	882	890	(6)	(7)
Distribution and servicing fees	51	32	28	59	82
Other fees (a)	(31)	1	16	N/M	N/M
Total fee revenue	850	915	934	(7)	(9)
Investment and other revenue (b)	(13)	(8)	18	N/M	N/M
Total fee and other revenue (b)	837	907	952	(8)	(12)
Net interest revenue	62	57	47	9	32
Total revenue	899	964	999	(7)	(10)
Provision for credit losses	—	(3)	(4)	N/M	N/M
Noninterest expense	691	755	677	(8)	2
Income before taxes	$208	$212	$326	(2)%	(36)%

Total revenue by line of business:
Investment Management	$603	$658	$700	(8)%	(14)%
Wealth Management	296	306	299	(3)	(1)
Total revenue by line of business	$899	$964	$999	(7)%	(10)%

Pre-tax operating margin	23%	22%	33%
Adjusted pre-tax operating margin – Non-GAAP (c)	26%	24%	35%

Metrics:
Average loans	$14,087	$13,228	$11,871	6%	19%
Average deposits	$20,802	$22,501	$17,466	(8)%	19%

AUM (in billions) (current period is preliminary) (d)	$1,937	$2,266	$2,320	(15)%	(17)%
Wealth Management client assets (in billions) (current period is preliminary) (e)	$264	$305	$305	(13)%	(13)%
(a)    Other fees primarily include investment services fees.
(b)    Investment and other revenue and total fee and other revenue are net of income (loss) attributable to noncontrolling interests related to consolidated investment management funds.
(c)    Net of distribution and servicing expense. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
(d)    Excludes assets managed outside of the Investment and Wealth Management business segment.
(e)    Includes AUM and AUC/A in the Wealth Management business.

KEY DRIVERS

•The drivers of the total revenue variances by line of business are indicated below. Also see page 7 for information related to money market fee waivers.
•Investment Management – The year-over-year decrease primarily reflects the unfavorable impact of a stronger U.S. dollar, lower seed capital results and market values, an unfavorable change in the mix of AUM and lower equity income, partially offset by lower money market fee waivers. The sequential decrease primarily reflects lower market values, timing of performance fees and the unfavorable impact of a stronger U.S. dollar, partially offset by lower money market fee waivers.
•Wealth Management – The year-over-year and sequential decreases primarily reflect lower market values, partially offset by higher net interest revenue.
•Noninterest expense increased year-over-year, primarily reflecting higher investments in growth initiatives and distribution and servicing expenses, partially offset by favorable impact of a stronger U.S. dollar. The sequential decrease primarily reflects lower staff expense.

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BNY Mellon 2Q22 Earnings Release
OTHER SEGMENT primarily includes the leasing portfolio, corporate treasury activities, including our securities portfolio, derivatives and other trading activity, renewable energy and other corporate investments, certain business exits and other corporate revenue and expense items.

(in millions)	2Q22	1Q22	2Q21
Fee revenue	$13	$8	$13
Investment and other revenue	62	12	9
Total fee and other revenue	75	20	22
Net interest (expense)	(35)	(32)	(45)
Total revenue	40	(12)	(23)
Provision for credit losses	30	17	(5)
Noninterest expense	63	33	49
(Loss) before taxes	$(53)	$(62)	$(67)

KEY DRIVERS

•Total revenue includes corporate treasury and other investment activity, including hedging activity which has an offsetting impact between fee and other revenue and net interest expense. The year-over-year and sequential increases in total revenue primarily reflect a strategic equity investment gain in 2Q22.

•Provision for credit losses was $30 million in 2Q22 primarily related to changes in the macroeconomic forecast and an increase in cash balances with exposure to Russia.

•Noninterest expense increased year-over-year and sequentially, primarily reflecting higher staff expense.

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BNY Mellon 2Q22 Earnings Release
MONEY MARKET FEE WAIVERS

The following table presents the impact of money market fee waivers on our consolidated fee revenue, net of distribution and servicing expense. In 2Q22, the net impact of money market fee waivers was $66 million, down from $199 million in 1Q22, driven by higher interest rates.

Money market fee waivers
(in millions)	2Q22	1Q22	4Q21	3Q21	2Q21	YTD22	YTD21
Investment services fees (see table below)	$(26)	$(126)	$(148)	$(142)	$(148)	$(152)	$(257)
Investment management and performance fees	(40)	(85)	(116)	(109)	(115)	(125)	(204)
Distribution and servicing fees	(2)	(11)	(14)	(11)	(13)	(13)	(26)
Total fee revenue	(68)	(222)	(278)	(262)	(276)	(290)	(487)
Less: Distribution and servicing expense	2	23	35	29	24	25	47
Net impact of money market fee waivers	$(66)	$(199)	$(243)	$(233)	$(252)	$(265)	$(440)

Impact to investment services fees by line of business (a):
Asset Servicing	$—	$(19)	$(31)	$(29)	$(30)	$(19)	$(45)
Issuer Services	(1)	(11)	(18)	(17)	(16)	(12)	(27)
Pershing	(25)	(90)	(89)	(86)	(91)	(115)	(168)
Treasury Services	—	(6)	(10)	(10)	(11)	(6)	(17)
Total impact to investment services fees by line of business	$(26)	$(126)	$(148)	$(142)	$(148)	$(152)	$(257)

Impact to fee revenue by line of business (a):
Asset Servicing	$(1)	$(28)	$(50)	$(47)	$(50)	$(29)	$(79)
Issuer Services	(1)	(14)	(24)	(22)	(22)	(15)	(37)
Pershing	(29)	(107)	(106)	(102)	(99)	(136)	(193)
Treasury Services	—	(8)	(14)	(13)	(16)	(8)	(25)
Investment Management	(37)	(63)	(81)	(76)	(85)	(100)	(146)
Wealth Management	—	(2)	(3)	(2)	(4)	(2)	(7)
Total impact to fee revenue by line of business	$(68)	$(222)	$(278)	$(262)	$(276)	$(290)	$(487)
(a)    The line of business revenue for management reporting purposes reflects the impact of revenue transferred between the businesses.

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BNY Mellon 2Q22 Earnings Release
CAPITAL AND LIQUIDITY

Capital and liquidity ratios	June 30, 2022	March 31, 2022	Dec. 31, 2021
Consolidated regulatory capital ratios: (a)
CET1 ratio	10.0%	10.1%	11.2%
Tier 1 capital ratio	12.8	12.9	14.0
Total capital ratio	13.6	13.7	14.9
Tier 1 leverage ratio	5.2	5.3	5.5
Supplementary leverage ratio	6.2	6.2	6.6
BNY Mellon shareholders’ equity to total assets ratio	9.1%	8.8%	9.7%
BNY Mellon common shareholders’ equity to total assets ratio	8.0%	7.8%	8.6%

Average LCR	111%	109%	109%

Book value per common share	$44.73	$45.76	$47.50
Tangible book value per common share – Non-GAAP (b)	$22.02	$22.76	$24.31
Common shares outstanding (in thousands)	808,103	807,798	804,145
(a)    Regulatory capital ratios for June 30, 2022 are preliminary. For our CET1, Tier 1 capital and Total capital ratios, our effective capital ratios under the U.S. capital rules are the lower of the ratios as calculated under the Standardized and Advanced Approaches, which for June 30, 2022 was the Advanced Approaches and for March 31, 2022 and Dec. 31, 2021 was the Standardized Approach.
(b)    Tangible book value per common share – Non-GAAP excludes goodwill and intangible assets, net of deferred tax liabilities. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.

•CET1 capital totaled $17.1 billion and Tier 1 capital totaled $21.8 billion at June 30, 2022, both decreasing approximately $515 million, compared with March 31, 2022. The decreases primarily reflect unrealized losses on securities available-for-sale, foreign currency translation and capital deployed through dividends, partially offset by capital generated through earnings. The Tier 1 leverage ratio decreased compared with March 31, 2022, driven by the decrease in capital, partially offset by lower average assets.

NET INTEREST REVENUE

Net interest revenue				2Q22 vs.
(dollars in millions; not meaningful - N/M)	2Q22	1Q22	2Q21	1Q22		2Q21
Net interest revenue	$824	$698	$645	18%		28%
Add: Tax equivalent adjustment	3	3	3	N/M		N/M
Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP (a)	$827	$701	$648	18%		28%

Net interest margin	0.89%	0.75%	0.67%	14	bps	22	bps
Net interest margin (FTE) – Non-GAAP (a)	0.89%	0.76%	0.67%	13	bps	22	bps
(a)    Net interest revenue (FTE) – Non-GAAP and net interest margin (FTE) – Non-GAAP include the tax equivalent adjustments on tax-exempt income. See “Explanation of GAAP and Non-GAAP financial measures” on page 10 for information on this Non-GAAP measure.
bps – basis points.

•Net interest revenue increased year-over-year, primarily reflecting higher interest rates on interest-earning assets and a change in asset mix, partially offset by higher funding expense and lower interest-earning assets.

•Sequentially, the increase primarily reflects higher interest rates on interest-earning assets. This was partially offset by higher funding expense.

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BNY Mellon 2Q22 Earnings Release
THE BANK OF NEW YORK MELLON CORPORATION
Condensed Consolidated Income Statement

(in millions)	Quarter ended			Year-to-date
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
Fee and other revenue
Investment services fees	$2,206	$1,993	$2,076	$4,199	$4,132
Investment management and performance fees	833	883	889	1,716	1,779
Foreign exchange revenue	222	207	184	429	415
Financing-related fees	44	45	48	89	99
Distribution and servicing fees	34	30	27	64	56
Total fee revenue	3,339	3,158	3,224	6,497	6,481
Investment and other revenue	91	70	91	161	100
Total fee and other revenue	3,430	3,228	3,315	6,658	6,581
Net interest revenue
Interest revenue	1,159	778	685	1,937	1,423
Interest expense	335	80	40	415	123
Net interest revenue	824	698	645	1,522	1,300
Total revenue	4,254	3,926	3,960	8,180	7,881
Provision for credit losses	47	2	(86)	49	(169)
Noninterest expense
Staff	1,623	1,702	1,518	3,325	3,120
Software and equipment	405	399	365	804	727
Professional, legal and other purchased services	379	370	363	749	706
Sub-custodian and clearing	131	118	132	249	256
Net occupancy	125	122	122	247	245
Distribution and servicing	90	79	73	169	147
Business development	43	30	22	73	41
Bank assessment charges	37	35	35	72	69
Amortization of intangible assets	17	17	20	34	44
Other	262	134	128	396	274
Total noninterest expense	3,112	3,006	2,778	6,118	5,629
Income
Income before income taxes	1,095	918	1,268	2,013	2,421
Provision for income taxes	231	153	241	384	462
Net income	864	765	1,027	1,629	1,959
Net loss (income) attributable to noncontrolling interests related to consolidated investment management funds	5	8	(5)	13	(10)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	869	773	1,022	1,642	1,949
Preferred stock dividends	(34)	(74)	(31)	(108)	(100)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$835	$699	$991	$1,534	$1,849

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
	June 30, 2022	March 31, 2022	June 30, 2021	June 30, 2022	June 30, 2021
(in dollars)
Basic	$1.03	$0.86	$1.14	$1.89	$2.11
Diluted	$1.03	$0.86	$1.13	$1.88	$2.10

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BNY Mellon 2Q22 Earnings Release
EXPLANATION OF GAAP AND NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures on a tangible basis as a supplement to GAAP information, which exclude goodwill and intangible assets, net of deferred tax liabilities. We believe that the return on tangible common equity – Non-GAAP is additional useful information for investors because it presents a measure of those assets that can generate income, and the tangible book value per common share – Non-GAAP is additional useful information because it presents the level of tangible assets in relation to shares of common stock outstanding.

Net interest revenue, on a fully taxable equivalent (“FTE”) basis – Non-GAAP and net interest margin (FTE) – Non-GAAP and other FTE measures include the tax equivalent adjustments on tax-exempt income which allows for the comparison of amounts arising from both taxable and tax-exempt sources and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

BNY Mellon has also included the adjusted pre-tax operating margin – Non-GAAP, which is the pre-tax operating margin for the Investment and Wealth Management business segment, net of distribution and servicing expense that was passed to third parties who distribute or service our managed funds. We believe that this measure is useful when evaluating the performance of the Investment and Wealth Management business segment relative to industry competitors.

For the reconciliations of these Non-GAAP measures, see “Explanation of GAAP and Non-GAAP Financial Measures” in the Financial Supplement available at www.bnymellon.com.

BNY Mellon has presented pre-tax operating margin, excluding an increase in litigation reserves for the Securities Services business segment. This measure is provided to permit investors to view the financial measures on a basis consistent with how management views the businesses.

Pre-tax operating margin reconciliation - Securities Services business segment
(dollars in millions)	2Q22
Income before income taxes – GAAP	$337
Add: Increase in litigation reserves	92
Adjusted income before income taxes, excluding increase in litigation reserves – Non-GAAP	$429

Total revenue – GAAP	$2,006

Pre-tax operating margin - GAAP (a)	17%
Adjusted pre-tax operating margin, excluding increase in litigation reserves – Non-GAAP	21%
(a)    Income before taxes divided by total revenue.

CAUTIONARY STATEMENT

A number of statements (i) in this Earnings Release, (ii) in our Financial Supplement, (iii) in our presentations and (iv) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our capital plans, strategic priorities, financial goals, organic growth, performance, organizational quality and efficiency, investments, including in technology and product development, resiliency, capabilities, revenue, net interest revenue, money market fee waivers, fees, expenses, cost discipline, sustainable growth, innovation in products and services, company management, human capital management (including related ambitions, objectives, aims and goals), deposits, interest rates and yield curves, securities portfolio, taxes, business opportunities, divestments, volatility, preliminary business metrics and regulatory capital ratios and statements regarding our aspirations, as well as our overall plans, strategies, goals, objectives, expectations, outlooks, estimates, intentions, targets, opportunities, focus and initiatives, including the potential effects of the coronavirus pandemic on any of the foregoing. These statements may be expressed in a variety of ways, including the use of future or present tense language. Words such as “estimate,” “forecast,” “project,” “anticipate,” “likely,” “target,” “expect,” “intend,” “continue,” “seek,” “believe,” “plan,” “goal,”

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BNY Mellon 2Q22 Earnings Release
“could,” “should,” “would,” “may,” “might,” “will,” “strategy,” “synergies,” “opportunities,” “trends,” “ambition,” “objective,” “aim,” “future,” “potentially,” “outlook” and words of similar meaning may signify forward-looking statements. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of a number of factors, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2021 and BNY Mellon’s other filings with the Securities and Exchange Commission. Statements about the effects of the current and near-term market and macroeconomic outlook on BNY Mellon, including on its business, operations, financial performance and prospects, may constitute forward-looking statements, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond BNY Mellon’s control), including geopolitical risks (including those related to Russia’s invasion of Ukraine), as well as the scope and duration of the pandemic, actions taken by governmental authorities and other third parties in response to the pandemic, the availability, use and effectiveness of vaccines and the direct and indirect impact of the pandemic on us, our clients, customers and third parties. Preliminary business metrics and regulatory capital ratios are subject to change, possibly materially, as BNY Mellon completes its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022. All forward-looking statements in this Earnings Release speak only as of July 15, 2022, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ABOUT BNY MELLON

BNY Mellon is a global investments company dedicated to helping its clients manage and service their financial assets throughout the investment lifecycle. Whether providing financial services for institutions, corporations or individual investors, BNY Mellon delivers informed investment and wealth management and investment services in 35 countries. As of June 30, 2022, BNY Mellon had $43.0 trillion in assets under custody and/or administration, and $1.9 trillion in assets under management. BNY Mellon can act as a single point of contact for clients looking to create, trade, hold, manage, service, distribute or restructure investments. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation (NYSE: BK). Additional information is available on www.bnymellon.com. Follow us on Twitter @BNYMellon or visit our newsroom at www.bnymellon.com/newsroom for the latest company news.

CONFERENCE CALL INFORMATION

Todd Gibbons, Chief Executive Officer, Robin Vince, President and Chief Executive Officer-Elect and Emily Portney, Chief Financial Officer, will host a conference call and simultaneous live audio webcast at 8:00 a.m. ET on July 15, 2022. This conference call and audio webcast will include forward-looking statements and may include other material information.

Investors and analysts wishing to access the conference call and audio webcast may do so by dialing (800) 390-5696 (U.S.) or (720) 452-9082 (International), and using the passcode: 200200, or by logging onto www.bnymellon.com/investorrelations. Earnings materials will be available at www.bnymellon.com/investorrelations beginning at approximately 6:30 a.m. ET on July 15, 2022. Replays of the conference call and audio webcast will be available beginning July 15, 2022 at approximately 2:00 p.m. ET through Aug. 15, 2022 by dialing (888) 203-1112 (U.S.) or (719) 457-0820 (International), and using the passcode: 5049084. The archived version of the conference call and audio webcast will also be available at www.bnymellon.com/investorrelations for the same time period.

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